SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   -----------
                                    FORM 8-K



                                 CURRENT REPORT


         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                           DATE OF REPORT: December 28, 2001



                         Commission File Number 1-10518


                   INTERCHANGE FINANCIAL SERVICES CORPORATION
              (Exact name of registrant as specified in its charter)



            New Jersey                              22-2553159
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(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)



Park 80 West/Plaza Two, Saddle Brook, N.J.             07663
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(Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (201) 703-2265

--------------------------------------------------------------------------------

                                      None
           Former name or former address, if changed since last report



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Item 5.  Other Events

     On December 20, 2001, the registrant issued the following press release announcing that it has signed a definitive agreement with Monarch Capital Corporation ("Monarch"), to purchase substantially all of Monarch's assets and liabilities.

     Saddle Brook, NJ (December 20, 2001) - Anthony S. Abbate, President and Chief Executive Officer of Interchange Financial Services Corporation ("Interchange") (NASDAQ: IFCJ), whose principal subsidiary is Interchange Bank ("Bank"), reported today that the Interchange has signed a definitive agreement with Monarch Capital Corporation ("Monarch"), to purchase substantially all of Monarch's assets and liabilities.

     Monarch is a leasing and financing company located in West Caldwell, New Jersey, which was formed in 1986 by its sole shareholder James Jenco. Monarch provides leasing and financing of capital equipment principally to middle market companies. As part of the transaction, James Jenco will join Interchange as President of the Bank's equipment lease financing subsidiary, Interchange Capital Company, L.L.C. ("ICC"). In addition, Monarch's employees, who are instrumental to the success of Monarch, will also join ICC. "James Jenco brings with him over 23 years of leasing experience and along with his staff will assist Interchange's leasing unit (ICC) to more rapidly achieve its strategic objectives", said Mr. Abbate. The aggregate lease portfolio to be purchased is approximately $15 million and is scheduled to close in January 2002.

     The Company is a $812 million-asset commercial bank holding company, whose principal subsidiary is Interchange Bank. The Company is a financial intermediary that, along with traditional banking, offers a broad range of services including 24-hour, 7-day-a-week online banking and bill paying services through InterBank. Customers can also do their stock trading, obtain insurance services and apply for a loan through the Bank's web site. Mutual Funds and Annuities are offered through the Company's Investment Services Program. The Interchange Bank-Line Call Center enables customers to open new accounts over the telephone; and customers can do basic banking transactions over the telephone with Interchange Bank-Line. The Business Class Banking Account offers checking with a variety of extra services including Interbanking - a proprietary product, which allows the business customer to do routine business banking right from their office PC. And through our subsidiary, Interchange Capital Company, L.L.C., we are able to extend cost-effective equipment leasing solutions for a variety of expansion and upgrading projects.

     The Bank is headquartered in Saddle Brook, New Jersey and has 17 branch offices located in Elmwood Park, Franklin Lakes, Garfield, Hillsdale, Little Ferry, Lodi, Montvale, Oakland, Paramus, Park Ridge, Ramsey, River Edge, Rochelle Park, Saddle Brook (2), Waldwick and Washington Township.


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



     Further information about the Bank, its core values and focus, and its products and services can be found on our web site at www.interchangebank.com. Our web site also has a direct link to the NASDAQ Stock Market that enables you to keep informed of the daily quotes and market activity for the Company's stock, which trades under the symbol IFCJ.

     This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and (vi) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


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



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2001          Interchange Financial Services Corporation


                         By:      /s/ Anthony Labozzetta
                                  --------------------------------------------
                                  Anthony Labozzetta
                                  Executive Vice President & CFO































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